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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of Element K Corporation:

As independent public accountants, we hereby consent to the use of our reports on the financial statements of Element K Corporation, dated April 12, 2000; Element K Corporation Predecessor Business, dated March 15, 2000; and Element K Content LLC Predecessor Business dated March 15, 2000, (and to all references to our Firm) included in or made a part of this registration statement.


                              ARTHUR ANDERSEN LLP


New York, New York

June 30, 2000